NEWS
Jodi Dyer
Vice President, Investor Relations

Yum! Brands Reports First-Quarter Results;
Q1 Record 997 Gross Unit Openings and Record Digital Mix Exceeding 40%;
System Sales Growth of 8% Driven by 6% Unit Growth and 3% Same-Store Sales Growth

Louisville, KY (May 4, 2022) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 31, 2022. Worldwide system sales excluding foreign currency translation grew 8%, with 6% unit growth and 3% same-store sales growth. First quarter GAAP EPS was $1.36, an increase of 27% year-over-year. First quarter EPS excluding Special Items was $1.05, a decrease of (1)% year-over-year.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Our system sales grew 8% despite the difficult operating environment, a testament to the demand for our iconic brands and the unmatched operating capabilities of our world-class franchise partners. We set a Q1 development record, opening nearly 1,000 gross units. Momentum in our digital sales continued in the first quarter as a result of both continued system sales growth and digital mix expansion, reaching a Q1 record of approximately $6 billion.”

FIRST-QUARTER HIGHLIGHTS
•Worldwide system sales grew 8%, excluding foreign currency translation, with KFC at 9%, Taco Bell at 8% and Pizza Hut at 3%.
•We added 997 gross units during the first quarter resulting in 628 net-new units and 6% unit growth year-over-year.
•Reported digital sales of approximately $6 billion, up 15% year-over-year with digital mix exceeding 40%.
•Repurchased 3.4 million shares totaling approximately $407 million at an average price per share of $121.
•Foreign currency translation unfavorably impacted divisional operating profit by $14 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+9	+3	+8	(3)	+1
Taco Bell Division	+8	+5	+5	+4	+4
Pizza Hut Division	+3	Even	+5	Even	+2
Worldwide	+8	+3	+6	(6)	(5)

	First-Quarter
	2022	2021	% Change
GAAP EPS	$1.36	$1.07	+27
Special Items EPS[1]	$0.31	$0.00	NM
EPS Excluding Special Items	$1.05	$1.07	(1)

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First-Quarter
			%/ppts Change
	2022	2021	Reported	Ex F/X
Restaurants	27,372	25,292	+8	N/A
System Sales ($MM)	7,733	7,273	+6	+9
Same-Store Sales Growth (%)	+3	+8	NM	NM
Franchise and Property Revenues ($MM)	383	354	+8	+12
Operating Profit ($MM)	291	300	(3)	+1
Operating Margin (%)	44.1	48.1	(4.0)	(4.2)

First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+11	+1
Same-Store Sales Growth	+4	+1

•KFC Division opened 587 gross new restaurants in 49 countries.
•KFC Division ex-China same-store sales grew 10%.
•Foreign currency translation unfavorably impacted operating profit by $12 million.
•Our profits in Russia declined versus the first quarter last year, negatively impacting KFC operating profit growth excluding foreign currency by 2 percentage points.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
China	27%	(4)
United States	17%	+1
Asia	12%	+4
Europe (excluding United Kingdom)	10%	+37
United Kingdom	8%	+7
Australia	7%	+5
Latin America	5%	+34
Middle East / Turkey / North Africa	5%	+40
Africa	4%	+25
Canada	2%	+3
Thailand	2%	+21
India	1%	+41
Though Russian results continue to be included in all consolidated results, including system sales and units, reported in the first quarter of 2022 within this release, for purposes of the above table only, the system sales of all Russian restaurants are no longer included. We have now reflected the system sales growth of seven Commonwealth of Independent States countries that were previously included in the Russia, Central and Eastern Europe market within the Middle East/Turkey/North Africa market above. We have also now reflected the system sales growth of 23 Central and Eastern Europe countries that were previously included in the Russia, Central and Eastern Europe market, as well as all 12 countries that were previously included in the Western Europe market, within the Europe (excluding United Kingdom) market above.

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2021.

TACO BELL DIVISION

	First-Quarter
			%/ppts Change
	2022	2021	Reported	Ex F/X
Restaurants	7,831	7,493	+5	N/A
System Sales ($MM)	3,108	2,880	+8	+8
Same-Store Sales Growth (%)	+5	+9	NM	NM
Franchise and Property Revenues ($MM)	179	162	+10	+10
Operating Profit ($MM)	185	178	+4	+4
Operating Margin (%)	35.7	36.4	(0.7)	(0.7)

•Taco Bell Division opened 63 gross new restaurants in 13 countries.
•Taco Bell U.S. system sales grew 7% and Taco Bell International system sales grew 37%.
•Taco Bell U.S. same-store sales growth grew 5% and Taco Bell International same-store sales grew 12%.
•Company-owned restaurant margins were approximately 22%, consistent with Q1 2019 pre-COVID margins.

PIZZA HUT DIVISION

	First-Quarter
			%/ppts Change
	2022	2021	Reported	Ex F/X
Restaurants	18,518	17,710	+5	N/A
System Sales ($MM)	3,160	3,096	+2	+3
Same-Store Sales Growth (%)	Even	+12	NM	NM
Franchise and Property Revenues ($MM)	151	141	+7	+8
Operating Profit ($MM)	102	102	Even	+2
Operating Margin (%)	42.1	40.7	1.4	1.7

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+10	(6)
Same-Store Sales Growth	+5	(6)

•Pizza Hut Division opened 334 gross new restaurants in 40 countries.
•Pizza Hut International ex-China same-store sales grew 10%.
•Foreign currency translation unfavorably impacted operating profit by $2 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
United States	43%	(6)
China	16%	(1)
Asia	14%	+6
Latin America / Spain / Portugal	10%	+18
Europe (excluding Spain & Portugal)	8%	+28
Middle East / Turkey / North Africa	4%	+16
Canada	3%	+7
India	1%	+44
Africa	<1%	+19
Though Russian results continue to be included in all consolidated results, including system sales and units, reported in the first quarter of 2022 within this release, for purposes of the above table only, the system sales of all Russian restaurants are no longer included.

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2021.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division grew system sales 17% for the quarter.
•The Habit Burger Grill Division opened 13 gross new restaurants in the U.S. and Cambodia.
•The Habit Burger Grill Division same-store sales increased 3% for the quarter.

OTHER ITEMS

•On April 1, subsequent to the end of our first quarter, we issued $1.0 billion of 5.375% YUM Senior Unsecured Notes due in 2032. The proceeds from this transaction were used to repay $600 million of 7.75% YUM Senior Unsecured Notes due in 2025, including the applicable prepayment premium, and for general corporate purposes.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time May 4, 2022. The number is 844/200-6205 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 755300.
The call will be available for playback beginning at 10:00 a.m. Eastern Time May 4, 2022 through May 11, 2022. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 936254.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2022 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; the macroeconomic and regional instability caused by the Russia conflict in Ukraine; our ability to protect the integrity and security of personal information of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding and retaining qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 54,000 restaurants in more than 155 countries and territories primarily operating the company’s brands – KFC, Taco Bell and Pizza Hut – global leaders of the chicken, Mexican-style food, and pizza categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2021, Yum! Brands was named to the Dow Jones Sustainability Index North America and was ranked on Newsweek’s list of America’s Most Responsible Companies.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/22	3/31/21	B/(W)
Revenues
Company sales	$470	$476	(1)
Franchise and property revenues	714	658	9
Franchise contributions for advertising and other services	363	352	3
Total revenues	1,547	1,486	4

Costs and Expenses, Net
Company restaurant expenses	402	392	(3)
General and administrative expenses	253	206	(23)
Franchise and property expenses	32	23	(42)
Franchise advertising and other services expense	361	343	(5)
Refranchising (gain) loss	(4)	(15)	(76)
Other (income) expense	(6)	(6)	NM
Total costs and expenses, net	1,038	943	(10)

Operating Profit	509	543	(6)
Investment (income) expense, net	(7)	—	NM
Other pension (income) expense	—	3	83
Interest expense, net	118	131	11
Income before income taxes	398	409	(3)
Income tax (benefit) provision	(1)	83	101
Net Income	$399	$326	22

Basic EPS
EPS	$1.38	$1.09	27
Average shares outstanding	289	301	4

Diluted EPS
EPS	$1.36	$1.07	27
Average shares outstanding	294	305	4

Dividends declared per common share	$0.57	$0.50

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/22	3/31/21	B/(W)

Company sales	$126	$133	(5)
Franchise and property revenues	383	354	8
Franchise contributions for advertising and other services	151	138	10
Total revenues	660	625	6

Company restaurant expenses	108	111	2
General and administrative expenses	84	73	(15)
Franchise and property expenses	24	14	(71)
Franchise advertising and other services expense	151	133	(14)
Other (income) expense	2	(6)	NM
Total costs and expenses, net	369	325	(14)
Operating Profit	$291	$300	(3)

Company restaurant margin %[1]	14.1%	16.6%	(2.5) ppts.

Operating margin	44.1%	48.1%	(4.0) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/22	3/31/21	B/(W)

Company sales	$214	$208	3
Franchise and property revenues	179	162	10
Franchise contributions for advertising and other services	124	118	5
Total revenues	517	488	6

Company restaurant expenses	167	158	(6)
General and administrative expenses	36	31	(17)
Franchise and property expenses	6	7	10
Franchise advertising and other services expense	123	116	(6)
Other (income) expense	—	(2)	NM
Total costs and expenses, net	332	310	(7)
Operating Profit	$185	$178	4

Company restaurant margin %[1]	21.9%	24.1%	(2.2) ppts.

Operating margin	35.7%	36.4%	(0.7) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/22	3/31/21	B/(W)

Company sales	$5	$14	(66)
Franchise and property revenues	151	141	7
Franchise contributions for advertising and other services	88	96	(8)
Total revenues	244	251	(3)

Company restaurant expenses	5	13	63
General and administrative expenses	50	40	(22)
Franchise and property expenses	2	2	3
Franchise advertising and other services expense	87	94	7
Other (income) expense	(2)	—	NM
Total costs and expenses, net	142	149	5
Operating Profit	$102	$102	—

Company restaurant margin %[1]	(0.7)%	6.7%	(7.4) ppts.

Operating margin	42.1%	40.7%	1.4 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 3/31/22	12/31/21
ASSETS
Current Assets
Cash and cash equivalents	$365	$486
Accounts and notes receivable, less allowance: $41 in 2022 and $36 in 2021	565	596
Prepaid expenses and other current assets	426	450
Total Current Assets	1,356	1,532

Property, plant and equipment, net of accumulated depreciation of $1,287 in 2022
and $1,270 in 2021	1,181	1,207
Goodwill	656	657
Intangible assets, net	354	359
Other assets	1,485	1,487
Deferred income taxes	784	724
Total Assets	$5,816	$5,966

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,202	$1,334
Income taxes payable	27	13
Short-term borrowings	73	68
Total Current Liabilities	1,302	1,415

Long-term debt	11,332	11,178
Other liabilities and deferred credits	1,673	1,746
Total Liabilities	14,307	14,339

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 286 shares issued in 2022 and 289 issued in 2021	—	—
Accumulated deficit	(8,199)	(8,048)
Accumulated other comprehensive loss	(292)	(325)
Total Shareholders' Deficit	(8,491)	(8,373)
Total Liabilities and Shareholders' Deficit	$5,816	$5,966
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/22	3/31/21
Cash Flows - Operating Activities
Net Income	$399	$326
Depreciation and amortization	37	39
Refranchising (gain) loss	(4)	(15)
Investment (income) expense, net	(7)	—
Deferred income taxes	(77)	14
Share-based compensation expense	26	21
Changes in accounts and notes receivable	29	27
Changes in prepaid expenses and other current assets	(13)	(9)
Changes in accounts payable and other current liabilities	(176)	(123)
Changes in income taxes payable	29	5
Other, net	10	39
Net Cash Provided by Operating Activities	253	324

Cash Flows - Investing Activities
Capital spending	(42)	(45)
Proceeds from refranchising of restaurants	24	20
Other, net	(11)	39
Net Cash Provided by (Used in) Investing Activities	(29)	14

Cash Flows - Financing Activities
Proceeds from long-term debt	—	800
Repayments of long-term debt	(15)	(912)
Revolving credit facilities, three months or less, net	174	—
Short-term borrowings by original maturity
More than three months - proceeds	—	—
More than three months - payments	—	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(343)	(286)
Dividends paid on Common Stock	(165)	(150)
Other, net	(28)	(15)
Net Cash Used in Financing Activities	(377)	(563)
Effect of Exchange Rate on Cash and Cash Equivalents	—	3
Net Decrease in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(153)	(222)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	771	1,024
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$618	$802

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/22	3/31/21
Detail of Special Items
Refranchising gain (loss)(a)	$4	$2
Profits from operations in Russia(b)	7	—
Other Special Items Income (Expense)	(1)	—
Special Items Income (Expense) - Operating Profit	10	2
Tax (Expense) Benefit on Special Items(c)	(2)	(1)
Tax Benefit - Newly issued U.S. foreign tax credit regulations(d)	82	—
Special Items Income (Expense), net of tax	$90	$1
Average diluted shares outstanding	294	305
Special Items diluted EPS	$0.31	$—

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$509	$543
Special Items Income (Expense)	10	2
Foreign Currency Impact on Divisional Operating Profit	(14)	N/A
Core Operating Profit	$513	$541

KFC Division
GAAP Operating Profit	$291	$300
Foreign Currency Impact on Divisional Operating Profit	(12)	N/A
Core Operating Profit	$303	$300

Taco Bell Division
GAAP Operating Profit	$185	$178
Foreign Currency Impact on Divisional Operating Profit	—	N/A
Core Operating Profit	$185	$178

Pizza Hut Division
GAAP Operating Profit	$102	$102
Foreign Currency Impact on Divisional Operating Profit	(2)	N/A
Core Operating Profit	$104	$102

Habit Burger Grill Division
GAAP Operating Profit (Loss)	$(8)	$—
Foreign Currency Impact on Divisional Operating Profit	—	N/A
Core Operating Profit (Loss)	$(8)	$—

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.36	$1.07
Special Items Diluted EPS	0.31	—
Diluted EPS excluding Special Items	$1.05	$1.07

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	(0.2)%	20.2%
Impact on Tax Rate as a result of Special Items	(20.5)%	—%
Effective Tax Rate excluding Special Items	20.3%	20.2%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 3/31/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$291	$185	$102	$(8)	$(61)	$509
Less:
Franchise and property revenues	383	179	151	1	—	714
Franchise contributions for advertising and other services	151	124	88	—	—	363
Add:
General and administrative expenses	84	36	50	12	71	253
Franchise and property expenses	24	6	2	—	—	32
Franchise advertising and other services expense	151	123	87	—	—	361
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	2	—	(2)	—	(6)	(6)
Company restaurant profit	$18	$47	$—	$3	$—	$68
Company sales	$126	$214	$5	$125	$—	$470
Company restaurant margin %	14.1%	21.9%	(0.7)%	3.0%	N/A	14.5%

	Quarter ended 3/31/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$300	$178	$102	$—	$(37)	$543
Less:
Franchise and property revenues	354	162	141	1	—	658
Franchise contributions for advertising and other services	138	118	96	—	—	352
Add:
General and administrative expenses	73	31	40	12	50	206
Franchise and property expenses	14	7	2	—	—	23
Franchise advertising and other services expense	133	116	94	—	—	343
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	(6)	(2)	—	—	2	(6)
Company restaurant profit	$22	$50	$1	$11	$—	$84
Company sales	$133	$208	$14	$121	$—	$476
Company restaurant margin %	16.6%	24.1%	6.7%	8.8%	N/A	17.6%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/31/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$660	$517	$244	$126	$—	$1,547

Company restaurant expenses	108	167	5	122	—	402
General and administrative expenses	84	36	50	12	71	253
Franchise and property expenses	24	6	2	—	—	32
Franchise advertising and other services expense	151	123	87	—	—	361
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	2	—	(2)	—	(6)	(6)
Total costs and expenses, net	369	332	142	134	61	1,038
Operating Profit (Loss)	$291	$185	$102	$(8)	$(61)	$509

Quarter Ended 3/31/2021	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$625	$488	$251	$122	$—	$1,486

Company restaurant expenses	111	158	13	110	—	392
General and administrative expenses	73	31	40	12	50	206
Franchise and property expenses	14	7	2	—	—	23
Franchise advertising and other services expense	133	116	94	—	—	343
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	(6)	(2)	—	—	2	(6)
Total costs and expenses, net	325	310	149	122	37	943
Operating Profit (Loss)	$300	$178	$102	$—	$(37)	$543

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters ended March 31, 2022 and 2021 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2022 and 2021 as Special Items are directly associated with restaurants that were refranchised prior to the end of 2018.

During the quarters ended March 31, 2022 and 2021, we recorded net refranchising gains of $4 million and $2 million, respectively, that have been reflected as a Special Item.

Additionally, we recorded net refranchising gains of less than $1 million and $13 million during the quarters ended March 31, 2022 and 2021, respectively, that have not been reflected as Special Items. These net gains relate to refranchising of restaurants in 2022 and 2021 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of KFC company-owned restaurants in Russia and are finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits from operations in Russia to humanitarian efforts. Our Operating Results for the quarter ended March 31, 2022, continue to reflect revenues and expenses related to Russia within their historical financial statement line items and operating segments. However, we have reclassed net operating profit attributable to Russia subsequent to the date of our pledge that had not yet been directed to humanitarian efforts as of March 31, 2022, from the Division segment results in which it was earned to Corporate and Unallocated. Such operating profit has been reflected within Other (income) expense and reflected as a Special Item.

(c)Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.

(d)In January 2022, the U.S. Treasury published new regulations impacting foreign tax credit utilization beginning in the Company’s 2022 tax year. These regulations make foreign taxes paid to certain countries no longer creditable in the U.S. As a result, we reversed a valuation allowance associated with existing foreign tax credit carryforwards that we now believe will be used to offset these now non-creditable taxes in 2022 and future years. This valuation allowance reversal resulted in a one-time tax benefit of $82 million that was reflected as a Special Item.